Exhibit (H)

EXECUTION VERSION

FISCAL AGENCY AGREEMENT

Between

TÜRKIYE CUMHURIYETI

(THE REPUBLIC OF TURKEY)

and

THE BANK OF NEW YORK MELLON

Fiscal Agent

Dated as of March 23, 2015

and

Effective as of the Effective Date

DEBT SECURITIES

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Section 10.	Payment of Taxes		18

Section 11.	Consent of Holders		18
	(a)	Provisions for Meeting of Holders	18
	(b)	Written Consent	19

Section 12.	Modifications		20
	(a)	Definitions	20
	(b)	Modifications Not Requiring the Consent of Holders	23
	(c)	Single Series Non-Reserved Matter Modifications	24
	(d)	Reserved Matter Modification Methods	24
	(e)	Single Series Reserved Matter Modifications	25
	(f)	Cross-Series Modifications with Single Aggregated Voting	25
	(g)	Cross-Series Modifications with Two-Tier Voting	25
	(h)	Modifications Tabulation Agent; Claims Valuation	25
	(i)	Binding Effect	25
	(j)	Information Delivery Requirement	26
	(k)	Outstanding Securities	26
	(l)	Certification of Disenfranchised Securities	26

Section 13.	Repurchase of Securities by the Republic		26

Section 14.	Governing Law		27

Section 15.	Notices		27

Section 16.	Consent to Service; Jurisdiction		27

Section 17.	Conversion of Currency		28
	(a)	Judgment Currency	28
	(b)	Security Currency	29

Section 18.	Headings		29

Section 19.	Counterparts		29

Section 20.	Severability		29

Section 21.	Waiver of Jury Trial		29

Section 22.	Assignment		30

Section 23.	Effective Date		30

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LIST OF EXHIBITS

Exhibit A	Form of Registered Security

iii

CROSS-REFERENCE TO SELECTED DEFINITIONS

Definition	Fiscal Agency Agreement (“FAA”); Registered Security (“RS”)

“Agent Members”	FAA Section 1(e)
“Agreement” “Authorization”	FAA Preamble FAA Section 1(b)
“Authorized Agent”	FAA Section 16
“Authorized Official(s)”	FAA Section 1(c)
“Authorized Representative”	FAA Section 12(a)(i)
“Cross-Series Modification”	FAA Section 12(a)(ii)
“Cross-Series Modification with Single Aggregated Voting”	FAA Section 12(a)(ii)
“Cross-Series Modification with Two-Tier Voting”	FAA Section 12(a)(iv)
“definitive registered global Securities”	FAA Section 1(c)
“definitive registered Securities”	FAA Section 1(c)
“definitive Securities”	FAA Section 1(c)
“Effective Date”	FAA Section 23
“Exchange Date”	FAA Section 1(b)(iii)
“Exportable Assets”	RS Section 1
“External Indebtedness”	RS Section 1
“Event of Default”	FAA Section 8(i)(iv); RS Section 7
“Fiscal Agency Agreement”	FAA Preamble; RS Section 1
“Fiscal Agent”	FAA Section 2; RS Section 1
“Foreign Currency”	RS Section 1
“Foreign Exchange”	RS Section 1
“Guarantee”	RS Section 1
“Interest Payment Date”	RS Cover
“International Monetary Assets”	RS Section 1
“Issuer”	FAA Preamble
“judgment currency”	FAA Section 17(a)
“Lien”	RS Section 1
“mandatory sinking fund payment”	RS Section 6(b)
“Modification”	FAA Section 12(a)(v)
“Modification Method”	FAA Section 12(d)
“Modifications Tabulation Agent”	FAA Section 12(h)
“Officer’s Certificate”	FAA Section 12(a)(v)
“Opinion of Counsel”	FAA Section 12(a)(vii)
“optional sinking fund payment”	RS Section 6(b)
“Original Issue Discount Security”	FAA Section 12(a)(viii)
“Outstanding”	FAA Section 12(a)(ix)
“Paying Agent(s)”	FAA Section 2
“Permitted Lien”	RS Section 1
“Person”	RS Section 1
“Project Financing”	RS Section 1

Definition	Fiscal Agency Agreement (“FAA”); Registered Security (“RS”)
“Public Sector Instrumentality”	FAA Section 12(a)(x)
“registered holder”	RS Cover
“registered owners”	FAA Section 4(a)
“registered Securities”	FAA Section 1(c)
“Regular Record Date”	RS Cover
“Relevant Date”	RS Section 5(a)(i); RS Section 5(a)(ii)
“The Republic”	FAA Preamble; RS Cover
“Reserve Positions in the Fund”	RS Section 1
“Reserved Matter Modification”	FAA Section 12(a)(xi)
“Responsible Officer”	FAA Section 12(a)(xi)
“Securities”	FAA Section 1(a); RS Section 1
“Securities of a Series”	FAA Section 1(a); RS Section 1
“security currency”	FAA Section 17(b)
“Series”	FAA Section 1(a)
“Single Series Modification”	FAA Section 12(a)(xiii)
“Single Series Non-Reserved Matter Modification”	FAA Section 12(a)(xiv)
“Single Series Reserved Matter Modification”	FAA Section 12(a)(xv)
“Special Drawing Rights”	RS Section 1
“Stated Maturity”	RS Cover
“Stated Maturity Date”	FAA Section 12(a)(xvi)
“temporary Securities”	FAA Section 1(c)
“temporary registered Securities”	FAA Section 1(c)
“temporary registered global Securities”	FAA Section 1(c)
“Transfer Agent(s)”	FAA Section 2; RS Section 3
“Turkish Person”	RS Section 1
“U.S. Depositary”	FAA Section 1(e)
“Uniformly Applicable”	FAA Section 12(a)(xvii)

THIS FISCAL AGENCY AGREEMENT (this “Agreement” or this “Fiscal Agency Agreement”), dated as of March 23, 2015 and effective as of the Effective Date (as defined below), is entered into between TÜRKIYE CUMHURIYETI (THE REPUBLIC OF TURKEY) (the “Issuer” or the “Republic”) and THE BANK OF NEW YORK MELLON, a national banking association duly organized and existing under the laws of the United States of America, as Fiscal Agent.

Section 1. Securities Issuable in Series.

(a) General. The Republic may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Securities”) in separate series from time to time (each such series of Securities being hereinafter referred to as a “Series” or the “Securities of a Series”) pursuant to a shelf registration statement relating to the Securities filed with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended. The Securities constitute and will constitute direct, general, unconditional and unsubordinated public External Indebtedness of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated public External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other public External Indebtedness. The aggregate principal amount of the Securities of all Series, which may be authenticated and delivered under this Agreement and which may be outstanding at any time, is not limited by this Agreement.

(b) Authorization. The Securities of a Series delivered to the Fiscal Agent (as defined in Section 2 hereof) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by the Republic in a certificate (the “Authorization”) executed by an authorized signatory for the Undersecretariat of Treasury, Prime Ministry or such other official of the Republic as may be set forth in the Authorization and shall establish, and subject to Section 3 hereof shall set forth or prescribe the manner for determining:

(i)	Designation: the designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii)	Aggregate Principal Amount: any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iii)

Temporary Global Securities: whether Securities of such Series shall initially be represented by a temporary global Security; any date, or the manner of determination of any date, prior to which interests in any such temporary global Security may not be exchanged for definitive Securities of such Series (each an “Exchange Date”); and the extent to which and the manner in which any interest on such temporary global Security may be paid;

(iv)	Book Entry: whether the definitive Securities of such Series shall be represented by one or more definitive global Securities to be deposited with a depositary, and the terms upon which such definitive global Securities may be exchanged for Securities of such Series not in global form, if at all;

(v)	Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) the Securities of such Series is payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vi)	Interest Rates, etc.: the rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(vii)	Payment Places: the place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon the Republic in respect of the Securities of such Series may be served;

(viii)	Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of the Republic or otherwise;

(ix)	Service Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of the Republic to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which, the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(x)	Denomination: the denomination or the denominations in which Securities of such Series shall be issuable;

(xi)	Covenants: if other than as set forth in the form of Securities attached hereto as Exhibit A, all covenants or agreements of the Republic and any events which give rise to the right of the holder of a Security of such Series to accelerate the maturity of each such Security;

(xii)	Special Principal Repayment Features: if other than all of the principal amount thereof, the portion of the principal amount of Securities of such Series which shall be payable upon acceleration of maturity, or otherwise, or the manner in which such portion will be determined;

(xiii)	Foreign Currency Features: the coin or currency or composite currency in which principal of (and premium, if any) and any interest on the Securities of such Series are payable, or the manner in which such coin, currency or composite currency will be determined; and, if the principal of (or premium, if any) or interest on the Securities of such Series is to be payable, at the election of the Republic or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(xiv)	Index Features: if the amount of payments of principal of (or premium, if any), or interest on, Securities of such Series may be determined by reference to an index, the manner in which such amounts will be determined;

(xv)	Special Payment Features: the person to whom any interest on any registered Security of such Series shall be payable if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest;

(xvi)	Additional Amounts: if other than as set forth in the form of Securities attached hereto as Exhibit A, the obligation, if any, of the Republic to pay additional amounts in respect of principal of (and premium, if any) and any interest on Securities of such Series, and the circumstances under which any such obligation shall arise;

(xvii)	Legends: whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xviii)	Prescription: whether any prescriptive period applies and, if so, the extent and the terms thereof;

(xix)	Other Terms: any other terms of the Securities of such Series; and

(xx)	Form of Securities: the form of the Securities of such Series if other than in substantially the form of Exhibit A hereto.

The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, and in the offices of any Paying Agents (as referred to below) for the Securities of the Series to which the Authorization relates.

Securities may be issuable pursuant to warrants (if so provided in the text of such Securities) and the Fiscal Agent may act as warrant agent or in any similar capacity in connection therewith.

(c) Forms of Securities. The Securities of a Series to be issued in registered form without coupons (“registered Securities”) will be issuable in substantially the form of Exhibit A hereto or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. In this Agreement, (i) Securities which are not in temporary form are referred to as “definitive Securities” (unless such securities are in global form, in which case they are referred to as “definitive global Securities”) and Securities which are in temporary form are referred to as “temporary Securities” and (ii) registered Securities which are not in temporary form are referred to as “definitive registered Securities” (unless such Securities are in global form, in which case they are referred to as “definitive registered global Securities”) and registered Securities which are in temporary form are referred to as “temporary registered Securities” (unless such Securities are in global form, in which case they are referred to as “temporary registered global Securities”).

All Securities shall be executed manually or in facsimile on behalf of the Republic by such official or officials of the Republic as shall have been authorized pursuant to the Authorization (the “Authorized Official” or “Authorized Officials”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of any such Security. The Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements not referred to in the Authorization placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officials executing such Securities, as conclusively evidenced by their execution of such Securities. All Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the applicable Authorization.

(d) Temporary Securities. Until definitive Securities of a Series are prepared, the Republic may (and, if the Authorization so requires, the Republic shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Securities of such Series), temporary Securities of such Series. Such temporary Securities may be in global form. Such temporary Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Securities of such Series, except as provided herein or therein. In the event that interests in temporary global Securities of a Series are to be exchanged for interests in registered Securities, such exchange shall occur as soon as practicable after the closing date. In the event that interests in temporary global Securities of a Series are to be exchanged for interests in registered Securities, such exchange shall occur as soon as practicable after the closing date and delivered only in compliance with United States Treasury Regulation 1.163-5(c)(2)(i)(D). Upon the surrender for exchange of temporary Securities of a Series, the Republic shall execute and there shall be authenticated and delivered, in accordance with the provisions of Section 5 and Section 6 hereof, in exchange for such temporary Securities of a Series, a like aggregate principal amount of definitive Securities of such Series of like tenor. The Republic shall pay all charges, including (without limitation) stamp, transfer and other similar taxes and governmental charges, incident to any exchange of temporary Securities for definitive Securities. All temporary Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Securities and the manner in which such an exchange may be effected.

(e) U.S. Book-Entry Provisions. This Section 1(e) shall apply only to definitive registered global Securities of a Series deposited with or on behalf of a depositary located in the United States of America (a “U.S. Depositary”), except as may otherwise be provided in the Authorization.

If the Republic shall establish in the Authorization that the registered Securities of a Series are to be issued in whole or in part in the form of one or more definitive registered global Securities deposited with or on behalf of a U.S. Depositary, then the Republic shall execute and the Fiscal Agent shall, in accordance with this Section 1(e) and the Authorization with respect to such Series, authenticate and deliver one or more definitive registered global Securities that (i) shall be registered in the name of the U.S. Depositary for such global Security or Securities or the nominee of such U.S. Depositary, (ii) shall be delivered by the Fiscal Agent to such U.S. Depositary or pursuant to such U.S. Depositary’s instruction, and (iii) except as otherwise provided in the Authorization, shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY], TO THE REPUBLIC’S AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN.”

Members of, or participants in, a U.S. Depositary (“Agent Members”) shall have no rights under this Fiscal Agency Agreement with respect to any definitive registered global Security held on their behalf by a U.S. Depositary or under the global Security, and such U.S. Depositary may be treated by the Republic, the Fiscal Agent and any agent of the Republic or the Fiscal Agent as the owner of such definitive registered global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Republic, the Fiscal Agent, or any agent of the Republic or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary or impair, as between a U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(f) Legends. Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the applicable Authorization or pursuant to Section 1(c) hereof. Any legends so provided may be removed as provided in the Authorization or pursuant to Section 1(c) hereof.

Section 2. Fiscal Agent; Other Agents.

The Republic hereby appoints The Bank of New York Mellon, having a corporate trust office at 101 Barclay Street, Floor 7 East, New York, New York 10286, as fiscal agent of the Republic in respect of the Securities upon the terms and subject to the conditions herein set forth, and The Bank of New York Mellon hereby accepts such appointment. The Bank of New York Mellon, and any successor or successors as such Fiscal Agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the power and authority granted to and conferred upon it in the Securities and hereby and such further powers and authority to act on behalf of the Republic as may be mutually agreed upon by the Republic and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Securities are subject to and governed by the terms and provisions hereof.

The Republic hereby appoints The Bank of New York Mellon, having a corporate trust office at 101 Barclay Street, Floor 7 East, New York, New York 10286, as Paying Agent and Transfer Agent, upon the terms and subject to the conditions herein set forth, and The Bank of New York Mellon hereby accepts such appointment.

The Republic may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) in addition to, or to replace The Bank of New York Mellon as Paying Agent, for the payment (subject to applicable laws and regulations) of the principal of (and premium, if any) and any interest on the Securities of a Series, and one or more agents (a

“Transfer Agent” or “Transfer Agents”) in addition to, or to replace The Bank of New York Mellon as Transfer Agent, for the transfer and exchange of Securities of a Series, at such place or places as the Republic may determine; provided, however, that for so long as any Securities of such Series are listed on any stock exchange located outside the United States of America and such exchange shall so require, the Republic shall maintain a Paying Agent in any required city located outside the United States of America; provided, further, that, in the event Securities are issued in registered form, the Republic shall maintain a Paying Agent in a location designated for such Series. The Republic shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9(c) hereof, the Republic may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than ninety days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent.

In respect of the Securities of a Series, the Republic shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such agent will act to be given as provided in the text of the Securities of such Series.

Section 3. Authentication.

The Fiscal Agent is authorized, upon receipt of Securities of a Series duly executed on behalf of the Republic for the purposes of the original issuance of Securities of such Series, (i) to authenticate the said Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Securities of such Series in accordance with the Authorization and to deliver the said Securities in accordance with the written order or orders of the Republic signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter to authenticate and deliver Securities of such Series in accordance with the provisions therein or hereinafter set forth.

Notwithstanding the provisions of Section 1(b) hereof and of the preceding paragraph, if all Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Authorization otherwise required pursuant to Section 1(b) hereof or the order or orders otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such Series to be issued.

No security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication executed by the Fiscal Agent or any authenticating agent by manual signature, and such certificate upon any security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

The Fiscal Agent may, with the written consent of the Republic, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. The Republic (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to the Republic) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

Section 4. Payment and Cancellation.

(a) Payment. Subject to the following provisions, the Republic shall provide to the Fiscal Agent in funds available on or prior to the opening of business in each place of payment on each date on which a payment of principal of (or premium, if any) or any interest on the Securities of a Series shall become due, as set forth in the text of the Securities of such Series, such amount, in such coin or currency, as is necessary to make such payment, and the Republic hereby authorizes and directs the Fiscal Agent from funds so provided to it to make or cause to be made payment of the principal of (and premium, if any) and any interest, as the case may be, on the Securities of such Series as set forth herein and in the text of said Securities. The Fiscal Agent shall arrange directly with any Paying Agent who may have been appointed by the Republic pursuant to the provisions of Section 2 hereof for the payment from funds so paid by the Republic of the principal of (and premium, if any) and any interest on the Securities of such Series as set forth herein and in the text of said Securities. Notwithstanding the foregoing, where the applicable Authorization expressly so provides, the Republic may provide directly to a Paying Agent funds for the payment of the principal thereof and premium and interest, if any, payable thereon under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4(a) and in Section 9(b) hereof; and the Fiscal Agent shall have no responsibility with respect to any funds so provided by the Republic to any such Paying Agent.

Any interest on registered Securities of a Series shall be paid, unless otherwise provided in the text of the Securities of such Series, to the persons (the “registered owners”) in whose names such Securities are registered on the register maintained pursuant to Section 6 hereof at the close of business on the record dates designated in the text of the Securities of such Series. Principal of (and premium, if any, on) registered Securities of a Series shall be payable against surrender thereof at the corporate trust offices of the Fiscal Agent or such other office as designated by the Fiscal Agent and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to Section 2 hereof. Payments of principal (and premium, if any) and any interest shall be made against surrender of registered Securities of such Series; provided, however, that, if so provided in the text of the Securities of such Series, payments of principal (and premium, if any) and any interest on registered Securities of such Series shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register of the Securities of such Series maintained pursuant to Section 6 hereof, or, in the case of payments of principal (and premium, if any), to such other address as the registered owner shall provide in writing at the time of such surrender; provided, further, that, if provided in the Authorization relating to the Securities of such Series, such payments may be made, in the case of a registered owner of greater than the aggregate principal amount of Securities of such Series specified in the Authorization, by transfer of same-day funds to an account denominated in the currency in which such payments are to be made maintained by the payee with a bank as specified in the Authorization if such registered owner so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payment is to be made.

If the Fiscal Agent pays out any amount due under the terms of the Securities on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by the Republic and such payment has in fact not been so made by the Republic prior to the time the Fiscal Agent makes such payment, then the Republic shall on demand reimburse the Fiscal Agent for the relevant amount, and pay interest to the Fiscal Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the cost (to the Fiscal Agent) of funding the amount paid out, as certified by the Fiscal Agent and expressed as a rate per annum.

Interest on Securities of a Series in which the rate of interest is a fixed rate will be computed on a basis of a 360-day year of twelve 30-day months unless otherwise provided in the Authorization relating to Securities of such Series.

(b) Withholding; Payment of Additional Amounts. In respect of the Securities of each Series issued hereunder, at least 10 days prior to the first date of payment of interest (which, for purposes of this subsection (b), shall include accrued original issue discount) on the Securities of such Series and at least 10 days prior to each date, if any, of payment of principal (and premium, if any) or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned certificate, the Republic will furnish the Fiscal Agent and each other Paying Agent with a certificate of an Authorized Official instructing the Fiscal Agent and each other Paying Agent whether such payment of principal of (and premium, if any) or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to holders of such Securities, and the Republic will pay or cause to be paid to the Fiscal Agent (or, if applicable, directly to a Paying Agent or Agents) additional amounts, if any, required by the terms of such Securities to be paid. the Republic agrees to indemnify the Fiscal Agent and each other Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant hereto.

(c) Cancellation. All Securities delivered to the Fiscal Agent (or any other Agent appointed by the Republic pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in the Securities provided shall be forwarded to the Fiscal Agent by the agent to which they are delivered. All such Securities shall be canceled and destroyed by the Fiscal Agent or such other person as may be jointly designated by the Republic and the Fiscal Agent, which shall thereupon furnish certificates of such destruction to the Republic.

(d) References to Include Additional Amounts. All references in this Agreement to principal, premium and interest in respect of Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth in the text of the Securities of such Series.

Section 5. Exchange of Securities.

(a) General. The Fiscal Agent, or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Securities and of this Section to authenticate and deliver:

(i)	Securities of a Series in exchange for or in lieu of Securities of such Series of like tenor which become mutilated, destroyed, stolen or lost (if, in the case of any destroyed, stolen or lost Securities, there shall have been delivered and the Republic and the Fiscal Agent evidence to their satisfaction as to the destruction, theft or loss of such Securities, and such Security or indemnity as may be required by them to hold each of them harmless);

(ii)	registered Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of registered Securities of such Series of like tenor and of like form;

(iii)	if Securities of a Series are subject to partial redemption, Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Securities of such Series redeemed in part only; and

(iv)	if specifically so provided by the provisions of the Securities of a Series, Securities of such Series in exchange for Securities of another Series;

provided, however, that any definitive registered book-entry Security deposited with a U.S. Depositary shall be exchangeable only as provided in Section 5(a)(i), Section 5(a)(iii) and Section 5(b) hereof.

(b) Registered Securities. Registered Securities shall be dated the date of their authentication by the Fiscal Agent. Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. Notwithstanding anything to the contrary herein contained, such new registered Security shall be so dated that neither gain nor loss in interest shall result from such transfer or exchange.

(c) Definitive Registered Global Securities. This Section 5(c) shall apply only to definitive registered global Securities deposited with a U.S. Depositary pursuant to Section 1(e), unless otherwise provided in the Authorization.

A definitive registered global Security shall be exchangeable for definitive registered Securities of such Series if (x) the U.S. Depositary with respect to such definitive registered book-entry Security notifies the Republic that it is unwilling or unable to continue as U.S. Depositary for all global Securities or if at any time such U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, (y) the Republic delivers to the Fiscal Agent a written notice executed by Authorized Officials that all definitive registered global Securities shall be exchangeable or (z) an event of default has occurred and is continuing with respect to the Securities. Any Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Securities issuable in denominations of $1,000 or such other denominations in multiples of $1,000 as may be specified in such Security and integral multiples thereof and registered in such names as the U.S. Depositary holding such Security shall direct.

Unless the definitive registered global Security is presented by an authorized representative of the U.S. Depositary to the Republic or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the U.S. Depositary and any payment is made to such nominee, any transfer, pledge or other use of the definitive registered global Security for value or otherwise shall be wrongful since the registered owner of the definitive registered global Security, the nominee of the U.S. Depositary, has an interest in the definitive registered global Security.

If the beneficial owners of interests in a definitive registered global Security are entitled to exchange interests for definitive registered Securities of such Series of another authorized form, as provided in the second preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Republic shall deliver to the Fiscal Agent definitive registered Securities in aggregate principal or face amount equal to the principal or face amount of such definitive registered global Security executed by the Republic. On or after the earliest date on which such interests may be so exchanged, such definitive registered global Security shall be surrendered by the U.S. Depositary to the Fiscal Agent, as the Republic’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive registered Securities without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive registered global Security, an equal aggregate principal amount of definitive registered Securities of the same Series of authorized denominations and of like tenor as the portion of such definitive registered global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive registered book-entry Security that is exchangeable pursuant to this Section 5(b) shall be exchangeable for definitive registered Securities issuable in the denominations specified in the Authorization and registered in such names as the U.S. Depositary that is the holder of such definitive registered book-entry Security shall direct. If a definitive registered Security is issued in exchange for any portion of a definitive registered book-entry Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such offices or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such definitive registered Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such definitive registered book-entry Security is payable.

The U.S. Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Securities.

Section 6. Register.

The Republic hereby appoints The Bank of New York Mellon, having a corporate trust office at 101 Barclay Street, Floor 7 East, New York, New York 10286, as Registrar, upon the terms and subject to the conditions herein set forth, and The Bank of New York Mellon hereby accepts such appointment.

The Fiscal Agent, as agent of the Republic for the purpose, shall maintain at its corporate trust office in the Borough of Manhattan, The City of New York, or such other office as designated by the Fiscal Agent, a register for each Series of Securities issued in whole or in part in registered form for the registration and registration of transfers of Securities of such Series. Upon presentation for the purpose at the said office of the Fiscal Agent of any registered Security of such Series, accompanied by a written instrument of transfer in the form approved by the Republic and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Securities of a Series, the Republic and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive registered Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Security shall be transferred upon the register for the Securities of such Series, and a new registered Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee; provided, however, that registered Securities may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Securities of such Series and such reasonable regulations as may be prescribed by the Republic. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Securities of a Series unless otherwise provided by the provisions of the Securities of such Series, but, except as otherwise provided herein with respect to the exchange of temporary securities for definitive securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or Section 3 hereof, respectively) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Securities of such Series.

Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Securities in exchange for other Securities.

Neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of Securities of a Series during any periods set forth in the text of the Securities of such Series.

Section 7. Sinking Fund and Optional Redemption.

The Republic hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Securities of such Series. In the event that the provisions of the Securities of a Series permit the Republic to redeem Securities of such Series at its option, the Republic shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date. All notices of redemption of the Securities of a Series shall be made in the name and at the expense of the Republic and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Securities of such Series. In the event that the provisions set forth in the Authorization or in the text of the Securities of a Series permit the Republic to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice or redemption of the Securities of such Series, the Republic shall deliver to the Fiscal Agent a certificate of an Authorized Official stating that the Republic is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause the Republic to redeem such Securities, the Republic shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and each Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to the Republic from time to time reasonably detailed information as to such redemptions.

Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of the Republic, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Securities of such Series outstanding at such time and not previously called for redemption, by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security.

Section 8. Conditions of Fiscal Agent’s Obligations.

The Fiscal Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Republic agrees and to all of which the rights of holders from time to time of Securities are subject:

(a) Compensation and Indemnity. The Fiscal Agent shall be entitled to reasonable compensation as agreed with the Republic for all services rendered by it, and the

Republic agrees promptly to pay such compensation and to reimburse the Fiscal Agent for the reasonable out-of-pocket expenses (including counsel fees) incurred by it in connection with its services hereunder. The Republic also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence or willful misconduct, arising out of or in connection with its acting as Fiscal Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Republic under this Section 8(a) shall survive payment of all the Securities or the resignation or removal of the Fiscal Agent.

(b) Agency. In acting under this Agreement and in connection with the Securities, the Fiscal Agent is acting solely as agent of the Republic and does not assume any responsibility for the correctness of the recitals in the Securities (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust, for or with any of the owners or holders of the Securities, except that all funds held by the Fiscal Agent for the payment of principal of (and premium, if any) and any interest on the Securities shall be held in trust for such owners or holders, as the case may be, as set forth herein and in the Securities; provided, however, that monies held in respect of the Securities of a Series remaining unclaimed at the end of two years after the principal of all the Securities of such Series shall have become due and payable (whether at maturity or otherwise) and monies sufficient to make all payments due thereon shall have been duly made available for payment shall be repaid to the Republic, as provided and in the manner set forth in the Securities of such Series. Upon such repayment, the aforesaid trust with respect to the Securities of such Series shall terminate and all liability of the Fiscal Agent and Paying Agents with respect to such funds shall thereupon cease.

(c) Advice of Counsel. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Republic pursuant to Section 2 hereof may consult with their respective counsel or other counsel satisfactory to them, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and without negligence and in accordance with such opinion.

(d) Reliance. The Fiscal Agent and any Paying Agent or Transfer Agent appointed by the Republic pursuant to Section 2 hereof each may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without negligence, to be genuine and to have been passed or signed by the proper parties.

(e) Interest in Securities, etc. The Fiscal Agent, any Paying Agent or Transfer Agent appointed by the Republic pursuant to Section 2 hereof and their respective officers, directors and employees may become the owners of, or acquire any interest in, any Securities with the same rights that they would have if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person, and may engage or be interested in any financial or other transaction with the Republic, and may act on, or as depository, trustee or agent for, any committee or body of holders of Securities or other obligations of the Republic, as freely as if they were not the Fiscal Agent, such other Paying Agent or Transfer Agent or such person.

(f) Non-Liability for Interest. The Fiscal Agent shall not be under any liability for interest on monies at any time received by it pursuant to any of the provisions of this Agreement or of the Securities.

(g) Certifications. Whenever in the administration of this Agreement the Fiscal Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct or negligence on its part, rely upon a certificate signed by any person authorized by or pursuant to the Authorization and delivered to the Fiscal Agent.

(h) No Implied Obligations. The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

(i) Additional Rights of the Fiscal Agent.

(i)	The Fiscal Agent will not be liable for any error of judgment made by it in good faith except for its own negligence or willful misconduct.

(ii)	The Fiscal Agent will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.

(iii)	The Fiscal Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Fiscal Agency Agreement; provided that: (x) the party providing such written instructions, subsequent to such transmission of written instructions, will provide the originally executed instructions or directions to the Fiscal Agent in a timely manner; and (y) such originally executed instructions or directions will be signed by an authorized representative of the party providing such instructions or directions.

(iv)	No provision of this Fiscal Agency Agreement will require the Fiscal Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder unless it is indemnified to its satisfaction and the Fiscal Agent will have no liability to any Person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.

(v)	The Fiscal Agent may request that the parties hereto deliver a certificate setting forth the names of individuals and/or titles.

(vi)	The Fiscal Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless Responsible Officer of the Fiscal Agent shall have received a written notice thereof.

(vii)	The Fiscal Agent will not be held liable for any action taken or not taken by it with the consent or at the request of the holders of any Securities of any Series in the absence of its own negligence or willful misconduct.

(viii)	The Fiscal Agent may act through its attorneys, agents, custodians and such other professionals, and shall not be responsible for the misconduct or negligence of any such person appointed with due care, provided that the Republic shall have provided written authorization for any such appointment.

(ix)	In no event shall the Fiscal Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or stoppages for any reason, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 9. Resignation and Appointment of Successor.

(a) Fiscal Agent and Paying Agent. The Republic agrees, for the benefit of the holders from time to time of the Securities of a Series, that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers, unless payments are permitted by the provisions of the third paragraph of Section 4(a) hereof to be made in the United States of America, until all the Securities of such Series authenticated and delivered hereunder (i) shall have been delivered to the Fiscal Agent for cancellation or (ii) become due and payable and monies sufficient to pay the principal of (and premium, if any) and any interest on the Securities of such Series shall have been made available for payment and either paid or returned to the Republic as provided herein and in such Securities.

(b) Resignation and Removal. The Fiscal Agent may at any time resign by giving written notice to the Republic of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 75 days from the date on which such notice is given, unless the Republic agrees to accept shorter notice. The Fiscal Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Republic and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Republic, as hereinafter provided, of a successor Fiscal Agent (which, to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Fiscal Agent. Upon its resignation or removal, the Fiscal Agent shall be entitled to payment by the Republic pursuant to Section 8 hereof of compensation for services rendered and to reimbursement of out-of-pocket expenses incurred hereunder.

(c) Successors. In case at any time the Fiscal Agent or any Paying Agent in respect of the Securities of a Series (if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of such Series or this Agreement, the Republic is required to maintain a Paying Agent) shall resign, or shall be removed, or shall be incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver for all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver for it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency, reorganization or other similar legislation, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Fiscal Agent or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Republic by an instrument in writing, filed with the successor Fiscal Agent or Paying Agent, as the case may be, and the predecessor Fiscal Agent or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Fiscal Agent or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Fiscal Agent or Paying Agent, as the case may be, so succeeded shall cease to be Fiscal Agent or Paying Agent, as the case may be, hereunder. If no successor Fiscal Agent or other Paying Agent, as the case may be, shall have been so appointed by the Republic and shall have accepted appointment as hereinafter provided, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Securities of a Series or this Agreement, the Republic is required to maintain a Paying Agent, then any holder of a Security who has been a bona fide holder of a Security for at least six months (which Security, in the case of such other Paying Agent, is of the Series referred to in this sentence), on behalf of himself and all others similarly situated, or the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor agent. The Republic shall give prompt written notice to each other Paying Agent of the appointment of a successor Fiscal Agent.

(d) Acknowledgment. Any successor Fiscal Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Republic an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Fiscal Agent hereunder.

(e) Merger, Consolidation, etc. Any corporation into which the Fiscal Agent hereunder may be merged, or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party, or any corporation, bank or trust company succeeding to all or substantially all of the corporate business of the Fiscal Agent; provided that it shall be qualified as aforesaid, shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Separate Fiscal Agents. The Republic may appoint a separate fiscal agent for the Securities of any Series in addition to or in lieu of the Fiscal Agent or any other fiscal agent which is acting as such agent for the Securities of any other Series. Any such separate fiscal agent shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, The City of New York, and authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess $50,000,000. Any separate fiscal agent shall enter into an agreement with the Republic under which such fiscal agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

Section 10. Payment of Taxes. The Republic will pay all stamp, documentary and other similar taxes or duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to this Agreement or the issuance of the Securities.

Section 11. Consent of Holders.

(a) Provisions for Meeting of Holders.

(i)	The Republic may convene a meeting of holders of the Securities of any Series at any time in accordance with this Fiscal Agency Agreement. The Republic will determine the time and place of the meeting. The Republic will instruct the Fiscal Agent to notify the holders of the Securities of such Series of the time, place and purpose of the meeting not less than 30 nor more than 60 days before the meeting.

(ii)	The Republic or the Fiscal Agent will convene a meeting of holders of Securities of a Series if the holders of at least 10% in principal amount of the Outstanding Securities of such Series have delivered a written request to the Republic or the Fiscal Agent (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic shall notify the Fiscal Agent, and the Fiscal Agent shall notify the holders of the Securities of that Series, of the time and place of the meeting, which shall take place not less than 30 and not more than 60 days after the date on which such notification is given.

(iii)	The Republic will set the procedures governing the conduct of any meeting in accordance with this Fiscal Agency Agreement and, if additional procedures are required, the Republic shall establish such procedures as are customary in the market.

(iv)	The notice convening any meeting of holders of Securities of a Series shall specify: (A) the date, time and location of the meeting; (B) the agenda and the text of any resolution to be proposed for adoption at the meeting; (C) the record date for the meeting, which shall be no more than five business days before the date of the meeting; (D) the documentation required to be produced by a holder of Securities in order to be entitled to participate at the meeting or to appoint a proxy to act on behalf of the holder of Securities at the meeting; (E) any time deadline and procedures required by any relevant international and/or domestic clearing systems through which the Securities of such Series are traded and/or held by holders of Securities of such Series; (F) if the meeting is to consider a proposal for a Cross-Series Modification (as defined below), an indication of (x) which Series will be aggregated for purposes of voting on that proposal and (y) the Modification Method (as defined below) chosen by the Republic for the vote on that proposal; (G) any information that is required to be provided by Republic pursuant to Section 12(j); and (H) the identity of the Modifications Tabulation Agent (as defined below); if any.

(v)	To be entitled to vote at any meeting a person must be a holder of Outstanding Securities of the relevant Series or a person duly appointed in writing as a proxy for such a holder.

(b) Written Consent. Modifications (as defined below) may also be approved by registered owners of the Securities pursuant to a written action consented to by holders of the requisite percentage of Securities of that Series. If a proposed Modification is to be approved by a written action, consents shall be solicited from the relevant holder of the Securities to the proposed Modification not less than 10, nor more than 30, days prior to the expiration date for the receipt of such consents specified by the Republic. If the consent solicitation relates to a proposal for a Cross-Series Modification, the solicitation shall include an indication of (x) which Series will be aggregated for purposes of consenting to that proposal, (y) the Modification Method chosen by the Republic for the consent regarding that proposal, and (z) the identity of the Modifications Tabulation Agent, if any. For consent solicitations relating to Reserved Matter Modifications (as defined below), the solicitation shall also include any information required to be provided by Republic pursuant to Section 12(j).

Section 12. Modifications.

(a) Definitions.

(i)	“Authorized Representative” means, in connection with the execution of any Securities, a duly authorized representative of the Undersecretariat of Treasury, Prime Ministry.

(ii)	“Cross-Series Modification” means a Reserved Matter Modification to the terms of the Securities of two or more Series or to this Fiscal Agency Agreement insofar as it affects the Securities of two or more Series.

(iii)	“Cross-Series Modification with Single Aggregated Voting” means a Cross-Series Modification that is Uniformly Applicable and is made in accordance with Section 12(f).

(iv)	“Cross-Series Modification with Two-Tier Voting” means a Cross-Series Modification that is not Uniformly Applicable and is made in accordance with Section 12(g).

(v)	“Modification” means any modification, amendment, supplement or waiver affecting one or more Series.

(vi)	“Officer’s Certificate” means, as the context requires, a certificate signed by the appropriate Authorized Representative.

(vii)	“Opinion of Counsel” means an opinion in writing signed by internal or external legal counsel to the Republic.

(viii)	“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity Date thereof.

(ix)

“Outstanding” means, in respect of the Securities of any Series, the Securities of such Series authenticated and delivered pursuant to this Agreement except for: (A) Securities of that Series theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent; (B) Securities of that Series that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Fiscal Agent has been made; or (C) Securities of that Series in lieu of or in substitution for which other Securities shall have been authenticated pursuant to this Agreement; provided, however, that, in determining whether the holders of the requisite principal amount of Securities Outstanding have taken any action or instruction under this Agreement or the Securities, (w) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Stated Maturity Date thereof to such date, (x) if, as of such date, the principal amount payable at the Stated Maturity Date of a Security is not determinable, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 1, (y) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 1, of the principal amount of such Security (or, in the case of a Security described in clause (w) or (x) above, of the amount determined as provided in such clause), and (z) a Security will be disregarded and deemed not to be Outstanding, and may not be counted in a vote or consent solicitation for or against a proposed Modification, if on the record date for the proposed Modification or other action or instruction hereunder, the Security is held by the Republic or by a Public Sector Instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a Public Sector Instrumentality, except that (1) Securities held by the Republic or any Public Sector Instrumentality or any corporation, trust or other legal entity controlled by the Republic or by a Public Sector Instrumentality that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Fiscal Agent the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the Fiscal Agent in accordance with such advice, and any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Fiscal Agent, upon the certificate, statement or opinion of or representations by the Fiscal Agent; and (y) in determining whether the Fiscal Agent will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only Securities that a Responsible Officer of the Fiscal Agent knows to be so owned or controlled will be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Fiscal Agent the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

(x)	“Public Sector Instrumentality” means the Central Bank of the Republic of Turkey, any department, ministry or agency of the federal government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the Republic or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar function in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

(xi)	“Reserved Matter Modification” means any Modification to the terms of the Securities of any Series, or to this Fiscal Agency Agreement insofar as it affects the Securities of any Series, that would: (A) change the date on which any amount is payable on the Securities; (B) reduce the principal amount (other than in accordance with the express terms of the Securities and this Fiscal Agency Agreement) of the Securities; (C) reduce the interest rate on the Securities; (D) change the method used to calculate any amount payable on the Securities (other than in accordance with the express terms of the Securities and this Fiscal Agency Agreement); (E) change the currency or place of payment of any amount payable on the Securities; (F) modify the Republic’s obligation to make any payments on the Securities (including any redemption price therefor); (G) change the identity of the obligor under the Securities; (H) change the definition of “Outstanding” or the percentage of affirmative votes or written consents, as the case may be, required for the taking of any action pursuant to Section 12(e), Section 12(f) and Section 12(g) herein; (I) change the definition of “Uniformly Applicable” or “Reserved Matter Modification”; or (J) change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the Securities.

(xii)	“Responsible Officer” shall mean, when used with respect to the Fiscal Agent, any officer within the corporate trust department of the Fiscal Agent, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each such case, having direct responsibility for the administration of this Fiscal Agency Agreement.

(xiii)	“Single Series Modification” means a Reserved Matter Modification to the terms of the Securities of a single Series, or to this Fiscal Agency Agreement insofar as it affects the Securities of a single Series.

(xiv)	“Single Series Non-Reserved Matter Modification” means a Single Series Modification that does not constitute or include a Reserved Matter Modification.

(xv)	“Single Series Reserved Matter Modification” means a Single Series Modification that constitutes or includes a Reserved Matter Modification.

(xvi)	“Stated Maturity Date” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date expressed in such Security (as such Security may be amended or modified pursuant to Section 12) as the fixed date on which the principal of such Securities or interest thereon is due and payable, without giving effect to any acceleration of any Interest Payment Dates pursuant to the terms of such Securities or otherwise.

(xvii)	“Uniformly Applicable” means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration.

(b) Modifications Not Requiring the Consent of Holders. The Republic and the Fiscal Agent may, without the vote or consent of any holder of Securities of any Series, agree to a Modification of Securities of such Series or to this Fiscal Agency Agreement as it relates to that Series for the purpose of:

(i)	adding to the Republic’s covenants for the benefit of the holders;

(ii)	surrendering any right or power conferred upon the Republic with respect to Securities of that Series;

(iii)	securing the Securities of that Series;

(iv)	curing any ambiguity or curing, correcting or supplementing any defective provision in the Securities of that Series or the Fiscal Agency Agreement;

(v)	amending the Securities of that Series or this Fiscal Agency Agreement in any manner which Republic may determine and which does not materially adversely affect the interests of any holders of Securities of that Series; or

(vi)	correcting, in the opinion of the Republic, a manifest error of a formal, minor or technical nature.

Any such technical Modification shall be binding on all holders of Securities of that Series intended to be affected by the Modification and, unless the Republic otherwise requires, any such technical Modification shall be notified by the Republic to such holders of Securities as soon as practicable thereafter.

(c) Single Series Non-Reserved Matter Modifications. Single Series Non-Reserved Matter Modifications proposed by the Republic that are not technical Modifications covered by Section 12(b) may be approved by holders of Securities (by vote at a meeting of the holders of Securities or by a written action), and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote (if approved at a meeting of the Republic of the Securities) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of that Series.

(d) Reserved Matter Modification Methods. Reserved Matter Modifications proposed by the Republic may be approved by holders of the Securities (by vote at a holders of the Securities’ meeting or by a written action) in one of three ways (each, a “Modification Method”):

(i)	for a Single Series Modification, by the holders of the Securities of the Series subject to the proposed Modification,

(ii)	for a proposed Cross-Series Modifications with Single Aggregated Voting, by the holders of two or more Series of Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met, and

(iii)	for a proposed Cross-Series Modifications with Two-Tier Voting, by the holders of two or more Series whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series covered by that proposed Cross-Series Modification, must meet a separate approval threshold.

The Republic shall have the discretion to select a Modification Method for a proposed Reserved Matter Modification and to designate which Series will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Republic selects a Modification Method and designates the Series that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation.

The Republic may simultaneously propose two or more Cross-Series Modifications, each affecting different Series, or one or more Cross-Series Modifications together with one or more Single Series Reserved Matter Modifications.

(e) Single Series Reserved Matter Modifications. Any Single Series Reserved Matter Modification may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of registered holders of more than 75% of the aggregate principal amount of the Outstanding Securities of that Series.

(f) Cross-Series Modifications with Single Aggregated Voting. Any Cross-Series Modification with Single Aggregated Voting may be made, and future compliance therewith may be waived, with the written consent of the Republic and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of all the Series affected by the proposed Modification (taken in the aggregate).

(g) Cross-Series Modifications with Two-Tier Voting. Any Cross-Series Modification with Two-Tier Voting may be made, and future compliance therewith may be waived, with the written consent of the Republic and:

(i)	the affirmative vote or consent of holders of more than 66 2/3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and

(ii)	the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

(h) Modifications Tabulation Agent; Claims Valuation. For the purpose either of administering a vote of holders of the Securities or seeking the consent of holders of the Securities to a written action under this Section 12, or for calculating the principal amount of the Securities of any Series eligible to participate in such a vote or consent solicitation, the Republic may appoint a tabulation agent reasonably acceptable to the Fiscal Agent (the “Modifications Tabulation Agent”).

The Republic shall instruct the Fiscal Agent to notify the holders of all Securities eligible to participate in such a vote or consent solicitation of the methodology, as determined by the Modifications Tabulation Agent, by which the principal amount of each Series of Securities eligible to participate in that vote or consent solicitation will be calculated. This notification shall be given in writing not less than five days prior to the meeting of the holders of the Securities at which such vote shall occur or, in the case of a consent solicitation for written action, at the time such solicitation is made.

(i) Binding Effect. Any Modification consented to or approved by the holders of Securities pursuant to this Section 12 will be conclusive and binding on all holders of the relevant Series or all holders of all Series affected by a Cross-Series Modification, as the case may be, whether or not they have given such consent, and on all future holders of those

Securities whether or not notation of such Modification is made upon the Securities. Any instrument given by or on behalf of any holders of a Security in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent holders of that Security.

(j) Information Delivery Requirement. Before soliciting the consent or the vote of any holder of Securities for a Reserved Matter Modification, the Republic shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification) the following information: (i) a description of the Republic’s economic and financial circumstances which are, in the Republic’s opinion, relevant to the request for the proposed Modification, a description of the Republic’s existing debts and a description of any broad policy reform program and provisional macroeconomic outlook; (ii) if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement; (iii) a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and (iv) if the Republic is then seeking a Reserved Matter Modification affecting any other Series, a description of that proposed Modification.

(k) Outstanding Securities. Upon request of the Fiscal Agent, the Republic shall furnish to the Fiscal Agent promptly one or more Officer’s Certificates listing and identifying all Securities, if any, known by the Republic to be owned or held by or for the account of the Republic or any Public Sector Instrumentality; or any corporation, trust or legal entity controlled by the Republic or a Public Sector Instrumentality and, subject to Section 8, the Fiscal Agent shall be entitled to accept and rely without further enquiry on such Officer’s Certificate or Certificates as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

(l) Certification of Disenfranchised Securities. Prior to any vote on, or consent solicitation for, a Modification, the Republic shall deliver to the Fiscal Agent a certificate signed by an Authorized Representative specifying any Securities that are deemed not to be Outstanding for the purpose of Section 12(k).

Section 13. Repurchase of Securities by the Republic.

The Republic may at any time purchase any of the Securities of a Series in any manner and at any price. If such purchases are made by tender, tenders must be made available to all holders of Securities of a Series alike. Any Securities which are purchased by or upon behalf of the Republic may be held by the Republic or surrendered to the Fiscal Agent for cancellation, but such Securities may not be resold.

Section 14. Governing Law.

This Agreement and the Securities shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America without regard to those principles of conflicts of laws that would require the application of the laws of a jurisdiction other than the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Republic and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic.

Section 15. Notices.

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Fiscal Agent shall be delivered or transmitted by facsimile transmission to it at its Corporate Trust Office at 101 Barclay Street, Floor 7 East, New York, New York 10286, Facsimile No. +1 (724) 540-6330, Attention: International Corporate Trust, or if sent to the Republic shall be delivered or transmitted by facsimile transmission to it at Undersecretariat of Treasury, Prime Ministry, Ismet Inönü Bulvari, No: 36, Room: 1541, 06510 Emek-Ankara, Republic of Turkey, Facsimile No. +90-312-204-7366 / 7367, Attention: General Directorate of Foreign Economic Relations / International Capital Markets Department. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to the Republic by the holder of a Security, the Fiscal Agent shall promptly forward such notice or demand to the Republic.

Notice to holders of Securities of a Series shall be given as provided in the terms of the Securities of a Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of the Republic it shall receive notice from the Republic at least 15 days prior to the last date for the first notice to the holders.

Section 16. Consent to Service; Jurisdiction.

The Republic hereby appoints the Economic Counsellor, The Republic of Turkey, 821 United Nations Plaza, New York, New York 10017 and The Economic Counsellor, The Republic of Turkey, 2525 Massachusetts Avenue, N.W. Washington, D.C. 20008, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or this Agreement which may be instituted in any state or federal court in the Borough of Manhattan in The City of New York by the holder of any Security and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any Securities remain outstanding unless and until a successor shall have been appointed as the Republic’s Authorized Agent and such successor shall have accepted such appointment. The Republic hereby irrevocably waives, to the fullest extent permitted by law, any immunity to service of process in respect of any such action to which it might otherwise be entitled and any objection to venue in any action arising out of or based on the Securities of this Agreement which may be instituted by the Fiscal Agent or holder of any Security in any state or federal court in The City of New York or (except as to venue) in any competent court in the Republic. The Republic irrevocably and expressly waives the diplomatic immunity of The Economic Counsellor at the Embassy of The Republic of Turkey in New York with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention of Diplomatic Relations. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 15, or at such other address in The City of New York as may be the office of the Economic Counsellor at the time of such serve, and written notice of such service to the Issuer (mailed or delivered to the Republic at the address set forth in Section 14 hereof) shall be deemed, in every respect, effective service of process upon the Issuer. Upon receipt of such service of process, the Authorized Agent shall advise the Ambassador of the Republic to the United States of America and the Undersecretariat of Treasury, Prime Ministry of the Republic promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.

Notwithstanding the foregoing, any action against the Republic arising out of or based on the Securities may be instituted by the holder of any Security in any competent court in the Republic. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities or this Agreement which may be instituted by the Fiscal Agent or the holder of any Security in any state or federal court in the Borough of Manhattan in The City of New York or in any competent court in the Republic. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States federal securities laws. In addition, except that, under the laws of the Republic, assets of the Republic are immune from attachment or other forms of execution, whether before or after judgment.

Notwithstanding any other provision of this Agreement, under no circumstances will any party (including, without limitation, whether or not acting through their agents, delegates or representatives) be liable to any other party for any indirect, special, punitive or consequential loss or damage, liability, claim, expense of any consequential kind whatsoever (including but not limited to loss of profits, loss of use, loss of production, loss of business or loss of goodwill), whether or not foreseeable, suffered or incurred by any other party as a result of the performance or non-performance of its obligations under this Agreement and even if such other party has been advised of the likelihood of the same.

Section 17. Conversion of Currency.

(a) Judgment Currency. If for the purpose of obtaining judgment in any court or from any other tribunal it is necessary to convert a sum due hereunder to the holder of a Security of a Series in one currency into another currency (the “judgment currency”), the Republic and each holder agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such holder could purchase the first currency with such judgment currency in the city which is the principal financial center of the country of issue of the first currency on the date two business days preceding the day on which actual payment in the judgment currency is made to such holder.

(b) Security Currency. To the fullest extent permitted by law, the obligation of the Republic in respect of any sum payable by it to the holder of a Security of a Series shall, notwithstanding any judgment in a judgment currency other than in which the sum is denominated in accordance with the applicable provisions of the Securities of such Series (the “security currency”), be discharged only to the extent that on the business day following receipt by such holder of any sum adjudged to be so due in the judgment currency, such holder may in accordance with normal banking procedures purchase the security currency with the judgment currency. To the fullest extent permitted by law, if the amount of the security currency so purchased is less than the sum originally due to such holder, the Republic undertakes, as a separate and independent obligation, to indemnify and hold harmless such holder of such payment against the amount of such shortfall, and if the amount of the security currency so purchased is more than the sum originally due to such holder, such holder agrees to remit to the Republic such excess, provided that such holder shall have no obligation to remit any such excess as long as the Republic shall have failed to pay such holder any obligations due and payable under the Security, in which case such excess may be applied to such obligations of the Republic hereunder in accordance with the terms hereof.

Section 18. Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

Section 20. Severability.

If any provision in this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 21. Waiver of Jury Trial.

EACH OF THE REPUBLIC, THE HOLDERS AND THE FISCAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 22. Assignment.

Neither party hereto may assign or transfer this Agreement or any rights or obligations under this Agreement without the consent of the other party hereto, except as provided in Section 9 hereof.

Section 23. Effective Date.

This Agreement shall be effective on the date (the “Effective Date”) that the Republic notifies the Fiscal Agent in writing that all approvals, consents or authorizations required to be obtained by the Republic with respect to this Agreement have been received by it. If such notice has not been provided by the Republic to the Fiscal Agent by May 15, 2015 (or such other date as agreed to between the parties from time to time), either party may terminate this Agreement without any penalty or fee upon written notice to such other party.

IN WITNESS WHEREOF the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

TÜRKİYE CUMHURİYETİ
(THE REPUBLIC OF TURKEY)

By:

Name:
Title:

Signature Page to Fiscal Agency Agreement

THE BANK OF NEW YORK MELLON
as Fiscal Agent, Paying Agent, Transfer Agent and Registrar

By:

Name:
Title:

Signature Page to Fiscal Agency Agreement

EXHIBIT A

[FAA- Exhibit A]

[COMMON CODE]
[FORM OF REGISTERED SECURITY]	[ISIN NO. ]
[CUSIP NO. ]
[Form of Face of Security]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT — FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS [    ]% OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS [            ], [        ], [AND] THE YIELD TO MATURITY IS [    ]% [,THE METHOD USED TO DETERMINE THE YIELD IS [                ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF [            ], [        ] TO [            ], [        ] IS [    ]% OF THE PRINCIPAL AMOUNT OF THIS SECURITY].1

THE REPUBLIC OF TURKEY

[Title of Securities]

No, R-[ ]	[Denomination]

The Republic of Turkey (the “Republic”), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] [Currency] [        ] on (the “Stated Maturity”).

[IF THE SECURITY IS TO BEAR INTEREST PRIOR TO MATURITY, INSERT —, and to pay interest thereon from [            ] or from the most recent Interest Payment Date to which interest has been to which interest has been paid or duly provided for, [annually] [semi-annually] in arrears on[            ] [ and[            ]] in each year, commencing [            ] (each an “Interest Payment Date”), at the rate [of [    ]% per annum] [to be determined in accordance with the provisions hereinafter set forth], until the principal hereof is paid or made available for payment [IF APPLICABLE, INSERT—, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [    ]% per annum on any overdue principal [and premium] and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the [            ] [or [            ]] (whether or not a business day) [, as the case may be] (each a “Regular Record Date”)[,] next preceding such Interest Payment Date [describe whether interest payable only at offices of Fiscal Agent and any Paying Agents or, alternatively, by check mailed to the person entitled thereto]. Interest will be calculated on the basis of [a 360-day year, consisting of twelve 30-day months].

[1]	Include bracketed phrase only if the Securities of the Series are to have a short accrual period.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.]

[INSERT FLOATING INTEREST RATE PROVISIONS, IF APPLICABLE.]

[IF THE SECURITY IS NOT TO BEAR INTEREST PRIOR TO MATURITY, INSERT — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [    ]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Principal of [(and premium, if any, on)] this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to (or at such other offices or agencies as the Republic may designate and notify the holders as provided in paragraph 13 hereof) and at the offices of such other Paying Agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of [(and premium, if any, on)] shall be made against surrender of registered Securities of a Series, and payments of [IF APPLICABLE, INSERT—interest on] this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or [, in the case of payments of principal (and premium, if any)] to such other address as the registered holder may specify upon such surrender [; provided, however, that any payments shall be made, in the case of a registered holder of at least $         aggregate principal amount of Securities of such Series, by transfer of same-day funds to an account maintained by the payee with a bank [located in [        ]] if such registered holder so elects by giving notice to the Fiscal Agent, not less than [15] days (or fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made]. The Republic covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of [(and premium, if any, on)] [and interest on] this Security have been made available for payment and either paid or returned to the Republic as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of New York [and in Europe [(which, so long as the Securities are listed on any stock exchange located outside the United States of America and such exchange shall so require, shall include an office or agency in any required city outside the United States of America)]] for the payment of the principal of [(and premium, if any, on)] [and interest on] the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent, or a duly appointed authentication agent pursuant to Section 3 of the Fiscal Agency Agreement, by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:

THE REPUBLIC OF TURKEY, acting by and through its Minister of State,

By:

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

, as Fiscal Agent,

By:
Authorized Signatory

[Form of Reverse of Security]

1. This Security is one of a duly authorized issue of securities of the Issuer consisting of [            ] principal amount of [Title of Securities] (herein called the “Securities”), issued and to be issued in accordance with a Fiscal Agency Agreement, dated as of March 23, 2015 (herein called the “Fiscal Agency Agreement”) and effective as of the Effective Date (as defined in the Fiscal Agency Agreement), between the Republic and The Bank of New York Mellon, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York [and, so long as the Securities are listed on any stock exchange outside the United States of America and such exchange shall so require, at the office of any required city outside the United States of America]. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $[        ]].

The Securities constitute and will constitute direct, general, unconditional and unsubordinated public External Indebtedness of the Republic for which the full faith and credit of the Republic is pledged. The Securities rank and will rank without any preference among themselves and equally with all other unsubordinated public External Indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other public External Indebtedness.

The Republic undertakes that it shall not, so long as any of the Securities remain outstanding, create or permit to exist (i) any Lien (other than a Permitted Lien) for any purpose upon or with respect to any International Monetary Assets of the Republic; or (ii) any Lien (other than a Permitted Lien) upon or with respect to any other assets of the Republic to secure External Indebtedness of any Person, unless the Securities are given an equivalent interest. For purposes of the foregoing the following terms have the following meanings:

“Exportable Assets” means goods which are sold or intended to be sold for consideration consisting of or denominated in Foreign Currency and any right to receive Foreign Currency in connection with the sale thereof.

“External Indebtedness” of any Person means (i) each obligation, direct or contingent, of such Person to repay a loan, deposit, advance or similar extension of credit; (ii) each obligation of such person evidenced by a note, bond, debenture or similar written evidence of indebtedness; and (iii) each Guarantee by such Person of an obligation constituting External Indebtedness of another Person; if in each case such obligation is denominated in a Foreign Currency or payable at the option of the payee in a Foreign Currency; provided that, (I) an obligation (or Guarantee thereof) which by its terms is payable only by a Turkish Person to another Turkish Person in the Republic is not External Indebtedness; (II) an obligation to the extent that it is owing only to an individual who is a Turkish citizen is not External Indebtedness; and (III) an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any applicable government program contemplate that payment thereof will be made to the holder thereof in such Foreign Currency by the obligor, the Republic or any other Turkish Person.

“Foreign Currency” means any currency other than the lawful currency of the Republic.

“Guarantee” includes a suretyship or any other arrangement whereby the respective party is directly or indirectly responsible for any External Indebtedness of any other Person, including without limitation any obligation of such party to purchase goods or services or supply funds or take any other action for the purpose of providing for the payment or purchase of such External Indebtedness (in whole or in part).

“International Monetary Assets” means all official holdings of gold, Special Drawing Rights, Reserve Positions in the International Monetary Fund and Foreign Exchange which is owned or held by the Republic or any monetary authority of the Republic, all as defined by the International Monetary Fund.

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, security interest or other encumbrance.

“Permitted Lien” means (1) any Lien on Foreign Currency (or deposits denominated in Foreign Currency) securing obligations with respect to a letter of credit issued in the course of ordinary commercial banking transactions (and expiring within one year thereafter) to finance the importation of goods or services in the Republic; (2) any Lien on Exportable Assets (but not official holdings of gold), documents of title relating thereto, insurance policies insuring against loss or damage with respect thereto and proceeds of the foregoing, securing External Indebtedness incurred to finance the business of producing or exporting Exportable Assets, provided that (x) the proceeds of the sale of such Exportable Assets are expected to be received within one year after such Exportable Assets or documents become subject to such Lien; and (y) such External Indebtedness (i) is to be repaid primarily out of proceeds of sale of Exportable Assets subject to such Lien; and (ii) does not arise out of financing provided by the lender on condition that other External Indebtedness be repaid; (3) any Lien securing External Indebtedness incurred for the purpose of financing any acquisition of assets (other than International Monetary Assets), provided that the assets which are subject to such Lien are (x) tangible assets acquired in such acquisition (including, without limitation, documents evidencing title to such tangible assets); (y) claims which arise from the use, failure to meet specifications, sale or loss of, or damage to, such assets; or (z) rent or charter hire payable by a lessee or charterer of such assets; (4) any Lien on or with respect to assets (other than International Monetary Assets) existing at the time of the acquisition thereof, provided that such Lien was not incurred in contemplation of such acquisition; (5) any Lien on or with respect to assets (other than International Monetary Assets) acquired (or deemed to be acquired) under a financial lease, or claims arising from the use, operation, failure to meet specifications, sale or loss of, or damage to, such assets, provided that (x) such Lien secures only rentals and other amounts payable under such lease and (y) such assets were not owned by the Republic for more than 120 days prior to becoming subject to such lease; (6) any Lien on any assets which arose pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (7) any Lien arising by operation of law (and not pursuant to any agreement) which has not been foreclosed or otherwise enforced against the assets to which it applies, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and banker’s liens with respect to property held by financial institutions, provided that such Lien arises in the ordinary course of the activities of the owner of the assets subject thereto and not with a view to securing any External Indebtedness; (8) any Lien securing External Indebtedness incurred in connection with any Project Financing, provided that the assets to which such Lien applies (x) are not official holdings of gold; and (y) are (i) assets which are the subject of such Project Financing or (ii) revenues or claims which arise from the use, operation, failure to meet specifications, exploitation, sale or loss of, or damage to, such assets; (9) Liens on assets (other than official holdings of gold) in existence on                  ,         , provided that such Liens remain confined to the assets affected thereby on                 ,         , and secure only those obligations so secured on                 ,         ; (10) any Lien arising in connection with contracts entered into substantially simultaneously for sales and purchases at market prices of precious metals; and (11) any Lien or Liens which otherwise would not be permissible pursuant to the negative pledge and which secure(s) indebtedness in an aggregate amount not exceeding $50,000,000 (or the equivalent thereof in other currencies or composite currency units).

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization or other judicial entity, including, without limitation, a government or governmental body or agency or instrumentality or any international organization or agency.

“Project Financing” means any financing of the acquisition, construction or development of any asset in connection with a project if the Person or persons providing such financing expressly agree to look to the asset financed and the revenues to be generated by the use, exploitation, operation of or loss of or damage to, such asset as a principal source of repayment for the moneys advanced and at the time of such financing it was reasonable to conclude that such project would generate sufficient income to repay substantially all of the principal of and interest on all External Indebtedness incurred in connection with such project.

“Special Drawing Rights,” “Reserve Positions in the Fund” and “Foreign Exchange” have, as to the types of assets included, the meanings given to them in the International Monetary Fund’s publication entitled “International Financial Statistics” or such other meanings as shall be formally adopted by the International Monetary Fund from time to time.

“Turkish Person” means the Republic and any Person who is a resident or national of the Republic or which has its principal place of business, seat or head office in the Republic or any Person incorporated or organized under the laws of the Republic.

2. The Securities are issuable in fully registered form. Securities are issuable in [the] authorized denomination[s] of $[        ] [and [any integral multiple thereof] [integral multiples of $[        ] above that amount]].

3. [IF THE SECURITY IS A BOOK-ENTRY SECURITY, INSERT — Except as set forth in this paragraph 3, the Securities are issuable only as fully registered global Securities, without coupons, each registered in the name of [            ], a nominee thereof or a successor to [            ], or a nominee thereof, and (i) no book-entry Security may be transferred, except in whole and not in part, and only to [            ], one or more nominees of [            ] or one or more respective successors of [    ] and its nominees, and (ii) no book-entry Security may be exchanged for any Security other than another book-entry Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this book-entry Security, a book-entry Security may be exchanged for registered Securities registered in the name of a person other than [            ], a nominee of [            ] or a successor of [            ] or its nominee if [            ] notifies NBH that it is unwilling or unable to continue as depository for such book-entry Security or ceases at any time to be a clearing agency registered under the Securities Exchange Act of 1934, (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a book-entry Security shall be so transferable and exchangeable, or (iii) there shall have occurred and be continuing an event of default with respect to the Securities evidenced by this book-entry Security. Registered Securities issued in exchange of this book-entry Security will be registered in such names, and issued in such denominations (of $[        ] and integral multiples thereof), as an authorized representative of [            ] shall request.]

The Republic shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Republic has initially appointed the corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, for such purpose and agrees to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of Securities and registration of transfers of Securities. [In addition, the Republic has appointed the main offices of [            ] in [            ] and [            ] in [            ] as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or of any Transfer Agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York [, and a Transfer Agent in a European city].

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [any Transfer Agent or] the Fiscal Agent [, as the case may be,] being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with [the Transfer Agents and] the Fiscal Agent.

[In the event of a redemption of the Securities in part, the Republic shall not be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Republic, the Fiscal Agent and any agent of the Republic or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Republic nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Republic shall pay to the Fiscal Agent at its corporate trust office in the Borough of Manhattan, The City of New York, on or prior to the opening of business on [each Interest Payment Date], [any redemption date] and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the [interest on], [the redemption price of and accrued interest (if the redemption date is not an Interest Payment Date) on,] and the principal of, the Securities due and payable on such [Interest Payment Date], [redemption date] or maturity date, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such [interest], [redemption price] and principal in accordance with the terms of the Securities. Any monies paid by the Republic to the Fiscal Agent for the payment of the principal of [(or premium, if any)] [or interest on] any Securities and remaining unclaimed at the end of two years after such principal [(or premium)] [or interest] shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Republic upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Republic may have to pay the principal of [(and premium, if any)] [and interest on] this Security as the same shall become due.

(b) In any case where the due date for the payment of the principal of [(and premium, if any, on)] [or interest on] any Security [or the date fixed for redemption of any Security] shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal [(and premium)] [or interest] need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment [or the date fixed for redemption], and no interest shall accrue for the period after such date.

5. (a) All payments of principal and interest, if any, made by the Republic in respect of the Securities shall be made without withholding or deduction for or on account of, any present or future taxes, duties, fees, funds, assessments or other charges of whatsoever nature levied or imposed by or on behalf of the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by tax law. In that event, the Republic shall pay such additional amounts as will result in receipt by the holders of Securities of such amounts that would have been received by them had no such withholding or deduction been required, except that no additional amounts shall be payable with respect to any Securities (a) to a holder (or a third party on behalf of a holder) where such holder is liable for such taxes, duties, fees, funds, assessments or charges in respect of such Securities by reason of having some connection with the Republic other than the mere holding of the Securities or the receipt of principal and interest in respect of the Securities; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the holder of such Securities would have been entitled to such additional amounts on presenting such Securities for payment on the last day of such 30-day period or (c) to a holder (or a third party on behalf of a holder) who is able to avoid such taxes, duties, fees, funds, assessments or charges by making a declaration of non-residence or other similar claim for exemption to the relevant taxing authority. For purposes hereof “Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and payable and (b) if the full amount payable has not been received in The City of New York by the Fiscal Agent on or prior to such due date, the date on which notice is given to the holders of such Securities that the full amount of those moneys has been received and is available for payment.

Upon not less than 30 days’ notice to holders of the Securities, the Republic shall have the right to require each holder of Securities to present at the office of any Paying Agent five business days prior to each Record Date a certificate in such form as the Republic may from time to time reasonably prescribe in order to comply with applicable law or regulation, to enable the Republic to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Republic or the Fiscal Agent may be required to deduct or withhold from payments in respect of such Securities under any present or future law of the United States of America or any regulation of any taxing authority thereof and (ii) any reporting or other requirements under such laws or regulations. The Republic shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination, but shall not be entitled to withhold all or part of any such payment except as required by applicable law.

The Republic shall pay all stamp, documentary and other similar taxes or duties, if any, which may be imposed by the Republic, the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Whenever in this Security there is a reference, in any context, to the payment of the principal of [(or premium if any, on)] [or interest on,] or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6. (a) [IF APPLICABLE, INSERT — The Securities of this series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [IF APPLICABLE, INSERT — (1) on [            ] in any year commencing with the year [            ] and ending with the year [            ] through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, (2)] [at any time [on or after ]], as a whole or in part, at the election of the Republic, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed): If redeemed: [on or before [            ], [    ]% and if redeemed] during the 12-month period beginning [            ] of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to [            ]% of the principal amount, and (3)] under the circumstances described in the next two succeeding paragraphs at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1), (2) and (3)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than $[        ] principal amount of Securities.]]2

[(b) As and for a sinking fund for the retirement of the Securities, the Republic will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to [            ] in each year, commencing in [            ] and ending in ], an amount in cash sufficient to redeem on such [            ] [not less than $[        ] and not more than] $[        ] principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this paragraph 6(b) is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment.”] The cash amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such [            ] as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. The Republic (i) may deliver Outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly[; provided that the Republic shall have

[2]	Modification necessary if the Security is an Original Issue Discount Security.

surrendered such Securities to the Fiscal Agent not less than 45 days prior to such sinking fund redemption date, together with a certificate of an Authorized Official stating the Republic’s election to use such Securities for such purposes and stating that such Securities were sold or otherwise disposed of by the Republic for a consideration and reacquired by the Republic. In case of the failure of the Republic, at or before the time provided in the preceding sentence, to give such written notice and to surrender such Securities to the Fiscal Agent, the Republic shall not be permitted to make any such reduction of the amount of such [mandatory] sinking fund payment].

[(c) In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the redemption date from the Outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $[        ] or any integral multiple thereof) of the principal amount of [registered] Securities of a denomination larger than $[        ]].

[(d) Notices to redeem Securities shall be given to holders of Securities in writing mailed, first-class postage prepaid, to each holder of Securities, or portions thereof, so to be redeemed, at the address of such holder as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Republic or by the Fiscal Agent on behalf of and at the instruction of the Republic shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notice will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or partially redeemed)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,3 and that on and after said date interest thereon will cease to accrue [and the basis for such redemption]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption.]

[(e) If notice of redemption has been given in the manner set forth in clause (d) of this paragraph 6, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the securities shall be paid and redeemed by the Republic at the places and in the manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for redemption on the redemption date, the Securities called for redemption shall cease to bear

[3]	Modification necessary if zero-coupon security.

interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.]

[(f) Any Security which is to be redeemed only in part shall be surrendered with, if the Republic or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Republic and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Republic shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.]

7. In the event any of the following shall occur (each an “Event of Default”):

(a)	the Republic fails to pay, when due, principal of [(and premium, if any, on)] [or interest on] any of the Securities and such failure continues for a period of 30 days; or

(b)	the Republic defaults in performance or observance of or compliance with any of its other obligations set forth in the Securities, which default is not remedied within 60 days after written notice of such default shall have been given to the Republic by the holder of any Security at the corporate trust office of the Fiscal Agent in The City of New York; or

(c)	any other present or future External Indebtedness (as defined above) of the Republic for or in respect of moneys borrowed or raised, in an aggregate amount of not less than $40,000,000 (or its equivalent in other currencies or composite currency units), becomes due and payable prior to its stated maturity otherwise than at the option of the Republic or any such amount of External Indebtedness is not paid when due (in accordance with any extension granted in any modification, consent or waiver by the holders of such External Indebtedness) or, as the case may be, within any applicable grace period; or

(d)	the Republic ceases to be a member of the International Monetary Fund or of any successor (whether corporate or not) which performs the functions of, or functions similar to the International Monetary Fund; or

(e)	the Republic announces its inability to pay its debts as they mature; or

(f)	it becomes unlawful for the Republic to perform or comply with any of its payment obligations under any of the Securities;

then the registered holder of this Security may, at such holder’s option so long as an Event of Default is continuing, declare [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY—the principal of the Securities of this Series and interest accrued thereon] [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—an amount of principal of the Securities of this Series determined as hereinafter provided] to be due and payable immediately by written notice to the Republic at the office of the Fiscal Agent by such holder, and unless prior to receipt of such written demand by the Fiscal Agent all such defaults shall have been cured, [IF THE SECURITY IS NOT AN ORIGINAL ISSUE DISCOUNT SECURITY— the principal of the Securities of this Series and interest accrued thereon] [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—such amount] shall become and be immediately due and payable; provided, however, that any notice declaring the Securities of this Series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this Series then Outstanding. [IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY—The amount referred to in the preceding sentence shall be equal to—INSERT FORMULA FOR DETERMINING THE AMOUNT.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this Series then Outstanding in accordance with the procedures set forth in paragraph [9] below.

[8.] Any mutilated Security will be replaced by the Republic at the expense of the holder upon surrender of such Security to the Fiscal Agent. Securities that become destroyed, stolen or lost shall be replaced by the Republic at the expense of the holder upon delivery to the Fiscal Agent of the Security and evidence of the destruction, loss or theft thereof satisfactory to the Republic and the Fiscal Agent. In the case of a destroyed, lost or stolen Security, an indemnity satisfactory to the Fiscal Agent and the Republic may be required at the expense of the holder of such Security before a replacement security will be issued.

[9.] The Fiscal Agency Agreement sets forth the provisions for the convening of meetings of holders of Securities and actions taken by written consent of the holders of Securities, as well as the provisions for modification of this Security and the Fiscal Agency Agreement itself.

[10.] No reference herein to the Fiscal Agency Agreement shall alter or impair the obligation of the Republic, which is absolute and unconditional, to pay the principal of [(and premium, if any, on)] [and interest on] this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[11.] This Security shall be governed by, and interpreted in accordance with, the laws of the State of New York, United States of America, except with respect to its authorization and execution on behalf of the Republic and any other matters required to be governed by the laws of the Republic, which shall be governed by the laws of the Republic.

[12.] The Republic hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of the Republic in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic.

[13.] The Republic may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.